Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 29, 2020, with respect to the financial statements and supplemental information included in the Annual Report of Brunswick Retirement Savings Plan on Form 11-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statement of Brunswick Corporation in Forms S-8 (File No. 333-77457 and File No. 333-112877).

/s/ GRANT THORNTON LLP

Chicago, Illinois
June 29, 2020

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 29, 2020, with respect to the financial statements and supplemental information included in the Annual Report of Brunswick Rewards Plan on Form 11-K for the year ended December 31, 2019. We consent to the incorporation by reference of said report in the Registration Statement of Brunswick Corporation in Forms S-8 (File No. 333-77457 and File No. 333-112878).

/s/ GRANT THORNTON LLP

Chicago, Illinois
June 29, 2020